EXHIBIT 10.2

RESTRUCTURING AGREEMENT

THIS RESTRUCTURING AGREEMENT (this “Agreement”) is made and entered into as of March 18, 2005 by and among EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”), BAD TOYS HOLDINGS, INC., a Nevada corporation (“Parent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES CF (“CF”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES EF (“EF”).

RECITALS

FIRST:	Borrower, Parent, and CF are parties to that certain Tri-Party Agreement dated as of February 3, 2005 (“Tri-Party Agreement”).

SECOND:	Subsequent to February 3, 2005, the Emergystat Stock Purchase and the Southland Stock Purchase were consummated, and the $500,000 Paydown was made timely to CF.

THIRD:	The Emergystat Stock Purchase creates a continuing default under the EF Documents (“Existing Default”). Borrower is requesting that EF forbear from exercising any rights and remedies available to it on account of the Existing Default. In that regard Borrower desires to satisfy its obligations set forth in Section 8 of the Tri-Party Agreement with respect to delivery of forbearance documents to EF.

FOURTH:	CF and Borrower are parties to the 2/1/05 Forbearance Agreement, and the last day of the current forbearance period thereunder is March 18, 2005. The obligations owed by Borrower to CF and EF are secured, in part, by certain common collateral. CF desires that Borrower satisfy its obligations to EF regarding forbearance documents in order that EF not be in a position to exercise its rights and remedies on account of the Existing Default.

FIFTH:	EF is willing only upon the terms and conditions set forth in this Agreement, to forbear from exercising its rights and remedies on account of the Existing Default.

ACCORDINGLY, for good and valuable consideration, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined in this Agreement or in the above Recitals, all capitalized terms used herein shall have the meanings ascribed to them in the “Tri-Party Agreement”. In addition, the following capitalized terms shall have the meanings set forth below:

1.1 “CF” means General Electric Capital Corporation, a Delaware corporation, aka, GE Commercial Finance Healthcare Financial Services CF.

1.2 “CF Documents” has the meaning given to the term “Loan Documents” in the Loan And Security Agreement, dated April 30, 2003, between Borrower and CF.

1.3 “CF Obligations” has the meaning given to the term “Obligations in the Loan And Security Agreement, dated April 30, 2003, between Borrower and CF.”

1.4 “Consolidation Note” means the promissory note substantially in the form of Exhibit A, attached hereto and by this reference made a part hereof, payable to GECC and to be executed and delivered by Borrower to GECC.

1.5 “Consolidation Note Collateral” has the meaning given to it in Section 4 below.

1.6 “EF” means General Electric Capital Corporation, a Delaware corporation, aka, GE Commercial Finance Healthcare Financial Services EF.

1.7 “EF Documents” has the meaning given to the term “GE Healthcare Documents” in the 1/21/05 Forbearance Agreement.

1.8 “EF Obligations” has the meaning given to the term “GE Healthcare Obligations” in the 1/21/05 Forbearance Agreement.

1.9 “Event of Default” has the meaning given to it in Section 13 below.

1.10 “GECC” means, collectively, CF and EF and their successors, endorsees, transferees, affiliates, and assigns.

1.11 “paid in full” or “payment in full, means the receipt of cash or cash equivalents equal to the full amount of the required payment, including, without limitation, the principal amount, all interest thereon, and all fees and costs actually and reasonably incurred, to the date of such payment; provided, however, that any such payment in full to GECC shall be indefeasible and any such cash or cash equivalents that GECC may be required to return or disgorge for any reason shall not be deemed to have been paid to GECC for the purposes of determining whether GECC has been “paid in full”, or received “payment in full”.

1.12 “Parent” means Bad Toys Holdings, Inc., a Nevada corporation, which is not the direct parent of Borrower, but which is the parent of Borrower’s parent.

1.13 “1/21/05 Forbearance Agreement” means that certain forbearance letter agreement between Borrower and CF, dated January 21, 2005.

2. Recitals. By this reference the above Recitals are incorporated into and made a part of the body of this Agreement.

3. Consolidation Note. Upon execution and delivery of this Agreement, Borrower shall execute and deliver the Consolidation Note to GECC by delivery of the same to CF which will hold the original thereof on behalf of GECC until such time when CF and EF agree that EF will hold the original Consolidation Note. CF shall use normal prudence and judgment in holding the original Consolidation Note and shall not be under any liability to EF with respect thereto except for its gross negligence or willful misconduct, if any. The Consolidation Note (i) shall evidence all of Borrower’s payment obligations under both the CF Documents and the EF Documents, and (ii) be in form, substance, and detail satisfactory to GECC.

4. Consolidation Note Collateral. The Consolidation Note shall be secured by all of the collateral currently securing the CF Obligations and the EF Obligations including, but not limited to, the collateral set forth on Schedule 1 attached hereto and by this reference made a part hereof, together with all parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, and all replacements thereof and substitutions therefor, wherever located, whether now owned or hereafter acquired or arising, and as the same may now and hereafter from time to time be constituted, and all proceeds, including all cash proceeds and all noncash proceeds (including without limitation, proceeds of any insurance covering any of the foregoing) and all products of any and all of the foregoing (collectively, the “Consolidation Note Collateral”). In furtherance thereof, Borrower hereby reaffirms and confirms its prior grants to CF and EF, as the case may be.

5. Loan Servicing. CF shall continue to service and manage the CF Obligations, EF shall continue to service and manage the EF Obligations, and nothing contained in this Agreement shall be construed to mean otherwise.

6. Payment Schedule Under Consolidation Note.

6.1 On or before March 23, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of an amount equal to Five Hundred Thousand Dollars ($500,000.00), all of which amount shall be applied by GECC to reduce the CF Obligations.

6.2 On or before April 22, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of the entire amount of the CF Obligations, as determined by CF in accordance with the CF Documents and the Forbearance Agreements.

6.3 On or before April 29, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full of, in immediately available funds, the entire amount of the EF Obligations, as determined by EF in accordance with the EF Documents.

6.4 Borrower shall continue to make regularly scheduled payments when due to GECC with respect to the EF Obligations until such time when GECC shall have received payment in full of the entire amount of the EF Obligations, and nothing contained in this Agreement shall be construed to excuse or extend the time or times when such regularly scheduled payments are due.

7. Application of Payments. Payments received by GECC from or on account of Borrower shall be applied in the following order: (i) first to satisfy the CF Obligations until (y) all of the CF Obligations have been paid in full, and (z) CF has no obligation to extend any credit to any

Borrower under any one or more of the CF Documents or the Forbearance Agreements, and (ii) second, and only after the CF Obligations have been paid in full, to satisfy the EF Obligations.

8. Partial Release of Collateral. Following the time when (i) the CF Obligations have been paid in full, and (ii) CF has no obligation to extend any credit to Borrower under anyone or more of the CF Documents or the Forbearance Agreements, GECC shall effect a partial release with respect to the Consolidation Note Collateral as follows: release of GECC’s security interests in the collateral, and only the collateral, set forth or described in Number 45 on Schedule 1 hereto. The partial release shall have no affect on, and nothing contained in this Agreement shall be construed to release, GECC’s security interests and liens on the remainder of the Consolidation Note Collateral set forth in Numbers 1 through 44 and Number 46 on Schedule 1 hereto; specifically the partial release described in this Section 8 shall not include a release of GECC’s security interests in and liens on the vehicles set forth in Numbers 1 through 43 on Schedule 1 hereto, the real property set forth in Number 44, and the specific items of equipment financed by EF set forth in Number 46 on Schedule 1, all of which security interests and liens shall continue in full force and effect until such time all of the EF Obligations have been paid in full.

9. Other Loans To Borrower. The parties to this Agreement recognize that Borrower and its affiliates may have and may engage from time to time in other business relationships with both CF and EF, and neither such party shall have any interests or rights by virtue of this Agreement in such other relationships with the other party or in the profits or losses derived therefrom.

10. Limited Forbearance. EF is willing to forbear from exercising its rights and remedies on account of the Existing Default through the earlier of (i) GECC’s receipt of payment in full of the EF Obligations, or (ii) April 29, 2005, subject to all of the provisions stated in this Agreement and if, and only if: (x) Borrower and Parent have executed and delivered this Agreement to GECC, (y) Borrower has executed and delivered the Consolidation Note to GECC, and (z) each payment required to be made by Sections 6.1 through 6.4 of this Agreement have been made timely and in accordance with such Sections. The limited forbearance by EF set forth in this Section 10 applies only to the Existing Default and does not affect or limit EF’s rights or remedies in any way with respect to any other of future act or omission (including any Event of Default under this Agreement) that may constitute a default by Borrower, or with respect to any default of resulting from prior acts or omissions by Borrower other than the Existing Default.

11. Extension of Forbearance. Except as expressly modified by this Agreement, the provisions of the 2/1/05 Forbearance Agreement are hereby incorporated into this Agreement. The Extended Forbearance Period, as that term is defined in the 2/1/05 Forbearance Agreement, shall be extended through April 29, 2005, by replacing the date March 18, 2005, which is set forth in the first paragraph of Paragraph C of the 2/1/05 Forbearance Agreement, with the date April 29, 2005.

12. Acknowledgement. Each of Borrower and Parent acknowledges and agrees that: (i) the Consolidation Note is, and shall be deemed to be, included within the CF Documents and the EF Documents, (ii) all amounts evidenced by the Consolidation Note are justly due and owing to GECC (including, but not limited to, all amounts stated in Schedules “1” and “2” to attached to the Tri-Party Agreement), without any defense of Borrower or any right of Borrower to set off, recoup, or counterclaim (and, upon acceptance of any advance(s), including, but not limited to, each Twentieth Overline Funding, (ii) the CF Documents, the Forbearance Agreements, the EF Documents, and the Consolidation Note are valid and enforceable against Borrower in accordance with their respective terms, and are not subject to avoidance under applicable state law or federal law; and (iii) the liens and security interests granted to GECC in the Consolidation Note Collateral pursuant to the CF Documents, the EF Documents, and this Agreement are valid and enforceable, and are not subject to avoidance under applicable state law or federal law.

13. Reaffirmation By Parent. Parent hereby (i) reaffirms all of its guaranty obligations set forth in Sections 11.1 through 11.7 of the Tri-Party Agreement guaranteeing Borrower’s prompt and complete payment of amounts set forth in Sections 3.1, 3.2, and 4 thereof, and the same guaranty obligations are by this reference hereby incorporated into and made a part of this Agreement, and (ii) acknowledges and agrees that such guaranty obligations remain in effect, are unconditional, and guarantee those same payment obligations as they are set forth in Sections 6.1 through 6.4 of this Agreement and evidenced by the Consolidation Note.

14. Default and Remedies. (i) Any failure by Parent or Borrower, or both, to perform timely under this Agreement, or (ii) any representation or warranty made by Parent in this Agreement, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered to GECC by Parent in connection with this Agreement proves to have been incorrect or misleading in any material respect when made, shall constitute an event of default (“Event of Default”) hereunder. In the event of an Event of Default hereunder, GECC may exercise any and all remedies available to it under this Agreement, the CF Documents, the Forbearance Agreements, the EF Documents, at law, and in equity.

15. Full Force And Effect. Except as expressly set forth herein, this Agreement does not, and shall not be construed to, affect or limit in any way the terms and provisions of, or waive any right or remedy contained in, the CF Documents, the Forbearance Agreements, or the EF Documents, or the rights and remedies of CF or EF, respectively, thereunder.

16.	Miscellaneous.

16.1 Amendment. This Agreement can be amended or terminated only explicitly in a writing signed by all parties to this Agreement.

16.2 Waiver; Remedies Cumulative. A waiver signed by GECC shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of GECC’s rights or remedies. All rights and remedies of GECC shall be cumulative and may be exercised singularly or concurrently, at GECC’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

16.3 Successors and Assigns. This Agreement shall be binding upon Parent and Borrower and their respective successors and assigns, except that neither Parent nor Borrower may assign any of their rights or duties under this Agreement without the prior written consent of GECC. This Agreement shall be binding upon and inure to the benefit of GECC and its successors and assigns. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the payment in full of all of the obligations evidenced by the Consolidation Note.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Maryland.

18. Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained in this Agreement or prescribed by this Agreement.

19. Interpretation; Headings. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. Each of the parties hereto shall be deemed to have drafted this Agreement. The rule of law that provides that ambiguities, inconsistencies and the like shall be construed against the author of a document or contract shall not apply to this Agreement. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words “herein,” “hereinabove,” “hereof,” and “hereunder” shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

20. Authorized. This Agreement has been duly and validly authorized by all necessary action on the part of all parties hereto.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but which counterparts together shall constitute but one and the same instrument.

THE PARTIES HERETO HEREBY (I) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT; (II) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT; AND (III) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

EACH OF PARENT AND BORROWER WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, each of Parent and Borrower waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Parent and Borrower certifies that neither GECC nor any representative, agent or attorney of GECC has represented, expressly or otherwise, that GECC would not, in event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement.

THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

“CF”	“BORROWER”

GENERAL ELECTRIC CAPITAL CORPORATION, A DELAWARE CORPORATION, aka GE CAPITAL COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES CF	EMERGYSTAT, INC, A MISSISSIPPI CORPORATION

By:	By:
Title	Title

EMERGYSTAT OF SULLIGENT, INC.,
AN ALABAMA CORPORATION

By
Title

“EF”

GENERAL ELECTRIC CAPITAL CORPORATION, A DELAWARE CORPORATION, aka GE CAPITAL COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES EF	EXTENDED EMERGENCY SERVICES, INC., AN ALABAMA CORPORATION
MED EXPRESS OF MISSISSIPPI, LLC, A
MISSISSIPPI LIMITED LIABILITY
COMPANY

By:	By
Title:	Title

“PARENT”

BAD TOYS HOLDINGS, INC., A
NEVADA CORPORATION

By:
Title:

CONSENT AND AGREEMENT OF GUARANTOR

This Consent And Agreement of Guarantor is executed by the undersigned Johnny Glenn Crawford (“Guarantor”) with respect to the foregoing Restructuring Agreement. Guarantor acknowledges receiving and reading the foregoing Restructuring Agreement, the form of the Consolidation Note attached as Exhibit A to the Restructuring Agreement, and Schedule 1 attached to the Restructuring Agreement. Guarantor hereby consents to the Restructuring Agreement, the Consolidation Note, and Schedule 1, and to Borrower’s entering into and performing under the foregoing Restructuring Agreement. Guarantor reaffirms and confirms his prior grant to GECC of a continuing first priority lien on the real property set forth in Number 44 on Schedule 1, attached to the Restructuring Agreement, and acknowledges and agrees that the Consolidation Note is secured by such property. Guarantor further acknowledges and agrees that the Restructuring Agreement has no effect upon the Guaranty Documents which documents shall continue in full force and effect until such time as all of the CF Obligations and the EF Obligations have been paid in full.

Dated as of the foregoing Restructuring Agreement.

JOHNNY GLENN CRAWFORD

GUARANTOR